      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2000

                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                NEORX CORPORATION
             (Exact name of Registrant as specified in its charter)

                     WASHINGTON                                          91-1261311
  (State or other jurisdiction of incorporation or          (I.R.S. Employer Identification No.)
                   organization)

                            410 WEST HARRISON STREET
                            SEATTLE, WASHINGTON 98119
          (Address of principal executive offices, including zip code)

                                NEORX CORPORATION
                         RESTATED 1994 STOCK OPTION PLAN
                            (Full title of the plan)

                               RICHARD L. ANDERSON
                       PRESIDENT AND CHIEF OPERATING OFFICER, SECRETARY
                                NEORX CORPORATION
                            410 WEST HARRISON STREET
                            SEATTLE, WASHINGTON 98119
                                 (206) 286-2518
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

                               JAMES R. LISBAKKEN
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                                      PROPOSED
        TITLE OF SECURITIES             AMOUNT TO      PROPOSED        MAXIMUM
          TO BE REGISTERED                  BE         MAXIMUM        AGGREGATE      AMOUNT OF
                                       REGISTERED  OFFERING PRICE  OFFERING PRICE  REGISTRATION
                                           (1)      PER SHARE (2)        (2)            FEE
-----------------------------------------------------------------------------------------------
Common Stock, par value $0.02 per
share                                  500,000         $19.875     $9,937,500.00    $2,623.50
===============================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment to the Registrant's outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($21.375) and low ($18.375) sales prices for the Common Stock on July 17, 2000, as reported for such date on the Nasdaq National Market.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

               (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1999, filed on March 29, 2000, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

               (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2000, filed on May 9, 2000;

               (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on March 21, 1988, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

               (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above.

        All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Section 12 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors and officers and, with the approval of the Board of Directors, the Registrant's employees and agents, to the maximum extent permitted by Washington law.

        Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article XIII of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Registrant for such purpose.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.  EXHIBITS

    Exhibit
     Number                                 Description
    -------                                 -----------
      5.1         Opinion of Perkins Coie LLP regarding legality of the Common
                  Stock being registered

     23.1         Consent of Independent Auditors

     23.2         Consent of Perkins Coie LLP (included in opinion filed as
                  Exhibit 5.1)

     24.1         Power of Attorney (see signature page)

     99.1         NeoRx Corporation Restated 1994 Stock Option Plan

ITEM 9.  UNDERTAKINGS

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 17th day of July 2000.

                                     NEORX CORPORATION

                                          /S/ RICHARD L. ANDERSON
                                     -------------------------------------------
                                     By:  Richard L. Anderson
                                          President and Chief Operating Officer,
                                          Secretary

                                POWER OF ATTORNEY

        Each person whose signature appears below authorizes Richard L. Anderson and Melinda Kile, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 17th day of July 2000.

                  SIGNATURE                                            TITLE
                  ---------                                            -----
              /S/ PAUL G. ABRAMS                Chief Executive Officer and Director
----------------------------------------------   (Principal Executive Officer)
                Paul G. Abrams

           /S/ RICHARD L. ANDERSON              President and Chief Operating Officer, Secretary
----------------------------------------------  (Principal Financial and Accounting Officer)
             Richard L. Anderson

              /S/ FRED B. CRAVES                Chairman of the Board of Directors
----------------------------------------------
                Fred B. Craves

              /S/ JACK L. BOWMAN                Director
----------------------------------------------
                Jack L. Bowman

            /S/ F. ROLLAND DICKSON              Director
----------------------------------------------
              F. Rolland Dickson

           /S/ CARL S. GOLDFISCHER              Director
----------------------------------------------
             Carl S. Goldfischer

             /S/ ALAN A. STEIGROD               Director
----------------------------------------------
               Alan A. Steigrod

                                INDEX TO EXHIBITS

    Exhibit
     Number                                 Description
    -------                                 -----------
      5.1         Opinion of Perkins Coie LLP regarding legality of the Common
                  Stock being registered

     23.1         Consent of Independent Auditors

     23.2         Consent of Perkins Coie LLP (included in opinion filed as
                  Exhibit 5.1)

     24.1         Power of Attorney (see signature page)

     99.1         NeoRx Corporation Restated 1994 Stock Option Plan